Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2017 FIRST QUARTER

San Antonio, TX, May 4, 2017 – iHeartMedia, Inc. (PINK: IHRT) today reported financial results for the first quarter ended March 31, 2017.

“We are a true multi-platform, 21st-century media company, leveraging our leading broadcast radio, digital, outdoor, mobile, social, live events and data businesses to continue to innovate for the benefit of our marketing partners,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “This quarter the iHeartMedia segment improved its innovative programmatic solution by introducing SmartAudio - a digital data product for advertisers that combines the massive scale of broadcast radio with the power of digital data and more informed audience targeting. At Outdoor, we continue to enhance our data analytics capabilities and automated ad-buying while staying focused on building out our digital networks.”

Rich Bressler, President, Chief Operating Officer and Chief Financial Officer, said: “Our consolidated revenues, operating income and OIBDAN declined in the first quarter. Adjusting for sales and foreign exchange, however, our revenues increased. At the iHeartMedia segment, this quarter marked the sixteenth consecutive quarter of year-over-year increases in revenue. We remain focused on balancing financial discipline with investments to grow our businesses while continuing to work on our capital structure.”

Key Financial Highlights

The Company’s key financial highlights for the first quarter of 2017 include:

•	Consolidated revenue decreased 2.4%. Consolidated revenue increased 1.6%, after adjusting for a $12.8 million impact from movements in foreign exchange rates and the $40.6 million impact of the outdoor markets and businesses sold.

•	iHM revenues increased $18.3 million, or 2.5%. Revenues increased $27.3 million, or 3.8%, excluding political revenue.

•	Americas outdoor revenues decreased $3.1 million, or 1.1%. Revenues increased $0.7 million, or 0.2%, after adjusting for a $1.4 million impact from movements in foreign exchange rates and a $5.2 million impact from the sale of non-strategic markets.

•	International outdoor revenues decreased $41.2 million, or 13.4%. Revenues increased $8.3 million, or 3.1%, after adjusting for a $14.2 million impact from movements in foreign exchange rates and a $35.4 million impact from the sale of our businesses in Australia and Turkey.

•	Operating income decreased $306.7 million, or 72.9%, primarily due to the net gain of $278.3 million on the sale of non-strategic Americas outdoor markets in the first quarter of 2016 compared to the net gain of $28.6 million on the sale of our Americas outdoor Indianapolis market in the first quarter of 2017.

•	OIBDAN decreased 21.3% and decreased 19.0%, excluding the impact from movements in foreign exchange rates and the impact of the outdoor markets and businesses sold.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Continued to innovate our programmatic solutions and data services with the introduction of “SmartAudio,” which combines the massive scale of broadcast radio with the power of digital data and more informed audience targeting. With SmartAudio, iHeartMedia can now mine its digital data from more than 100 million registered iHeartRadio listeners and the millions who use the iHeartMedia radio websites to create robust audience segment profiles.

•	Achieved 100 million iHeartRadio registered users in the quarter and continue to reach user milestones at a rate faster than any other digital music service - with iHeartRadio’s cumulative downloads and upgrades surpassing 1.4 billion, as of March 31, 2017.

•	Staged the fourth annual iHeartRadio Music Awards on March 5th - generating 165 billion social media impressions throughout the promotional period. The show was simulcast on TBS, TNT and truTV, as well as on iHeartMedia radio stations and across the iHeartRadio digital music platform.

•	Announced the sixth annual iHeartRadio Music Festival for September 22nd and 23rd.

•	Launched On the Move with Enrique Santos, featuring Hispanic broadcast powerhouse Enrique Santos, on more than 100 stations nationwide. This is our first major programming and marketing effort targeting the English-language first Hispanic households. iHeartMedia reaches 91% of the U.S. Hispanic population on a monthly basis, including 43% of whom are English-language first households.

•	Celebrated Elvis Duran, who recently signed a new five-year deal, for receiving a star on the Hollywood Walk of Fame. The star honored his two decades on Z100 in New York, where Elvis and the Morning Show ranks #1 in the market. The program is also syndicated across nearly 80 radio stations - reaching over 10 million listeners monthly.

•	Signed a long-term agreement with top national radio personality, comedian, television host and best-selling author Steve Harvey to renew and expand his relationship with the company. He will continue in his role as host of the top-rated The Steve Harvey Morning Show, which is syndicated nationally on nearly 100 stations and reaches nearly 7 million weekly listeners.

•	Announced Delilah’s induction into the National Association of Broadcasters (NAB) Broadcasting Hall of Fame. This marked the first time a woman has been chosen in the past 35 years. Also, Delilah recently celebrated the 30-year anniversary of her nationally syndicated nighttime radio program, which reaches more than 10 million monthly listeners on about 150 stations nationwide.

•	Honored at the 11th annual Stevie Awards for Sales & Customer service, with the iHeartMedia Sales team winning four Gold Stevie Awards for Innovation in Sales, Best Use of Technology in Sales, Sales Management Team of the Year and National Sales Team of the Year.

•	Won a Shorty Award for Best in Live Events for the iHeartRadio Music Festival for the second year in a row. The Shorty Awards recognize “the most influential, popular, and culturally relevant brands and influencers across social media.” The 2016 iHeartRadio Music Festival also won the category’s fan-voted Audience Honor.

Outdoor

•	Installed 23 new digital billboards and acquired 31 digital boards in our first quarter transaction for a total of 1,167 across North America, and installed 557 digital displays in the first quarter for a total of more than 12,500 across International outdoor’s markets.

•	Signed a new 10-year partnership with the Honolulu International Airport (HNL) to provide a comprehensive digital advertising network throughout the airport. We are the first media company to offer an in-terminal advertising concession to HNL.

•	Won a new five-year contract to provide Milwaukee County’s General Mitchell International Airport with an immersive digital media program that integrates the latest innovative advertising media and technologies to offer a new level of opportunities for passenger engagement.

•	Began selling and posting a series of new wallscapes and bulletins at the Sunset Millennium premier real estate development project in West Hollywood that are among the largest out-of-home media available in the Los Angeles area.

•	Introduced Europe’s first out-of-home automated ad-buying tool in the UK after its successful launch in Belgium. Now UK customers can access and buy audience-based packages on an automated guaranteed basis across ‘Storm’, International outdoor’s premium digital out-of-home network in the UK.

•	Installed over 150 additional Adshel Live screens in the UK including over 70 phone box products in London and now have over 1,000 Adshel Live screens throughout the UK.

•	Plan to install more than 100 digital screens in shopping malls across Sweden by the summer to increase our presence in the country’s top 20 cities.

•	Strengthened our presence in the Canton of Basel-Stadt, Switzerland, by winning contracts to install 11 digital screens and operate new street furniture poster sites.

GAAP Measures by Segment

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Revenue
iHM	$757,173	$738,886	2.5%
Americas Outdoor	279,420	282,528	(1.1)%
International Outdoor	265,306	306,486	(13.4)%
Other	29,271	34,183	(14.4)%
Eliminations	(1,848)	(285)

Consolidated revenue	$1,329,322	$1,361,798	(2.4)%

Direct Operating and SG&A expenses[1]
iHM	$551,482	$496,075	11.2%
Americas Outdoor	196,559	193,341	1.7%
International Outdoor	247,146	275,447	(10.3)%
Other	27,641	27,654	—%
Eliminations	(947)	(285)

Consolidated Direct Operating and SG&A expenses	$1,021,881	$992,232	3.0%

Operating Income
iHM	$147,654	$183,994	(19.8)%
Americas Outdoor	37,566	43,071	(12.8)%
International Outdoor	(12,513)	(6,841)	(82.9)%
Other	(1,739)	2,913	(159.7)%
Corporate[2]	(87,995)	(86,886)	(1.3)%
Other operating income (loss), net	31,084	284,463

Consolidated Operating Income	$114,057	$420,714	(72.9)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $8.7 million and $9.0 million for the three months ended March 31, 2017 and 2016, respectively, and intercompany charges.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Revenue, excluding movements in foreign exchange
iHM	$757,173	$738,886	2.5%
Americas Outdoor	278,052	282,528	(1.6)%
International Outdoor	279,494	306,486	(8.8)%
Other	29,271	34,183	(14.4)%
Eliminations	(1,848)	(285)

Consolidated revenue excluding movements in foreign exchange	$1,342,142	$1,361,798	(1.4)%

Direct Operating and SG&A expenses, excluding movements in foreign exchange
iHM	$551,482	$496,075	11.2%
Americas Outdoor	195,162	193,341	0.9%
International Outdoor	260,253	275,447	(5.5)%
Other	27,641	27,654	—%
Eliminations	(947)	(285)

Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$1,033,591	$992,232	4.2%

OIBDAN
iHM	$205,691	$242,811	(15.3)%
Americas Outdoor	82,861	89,187	(7.1)%
International Outdoor	18,160	31,039	(41.5)%
Other	1,630	6,529	(75.0)%
Corporate	(75,303)	(74,785)	0.7%
Eliminations	(901)	—

Consolidated OIBDAN	$232,138	$294,781	(21.3)%

OIBDAN, excluding movements in foreign exchange
iHM	$205,691	$242,811	(15.3)%
Americas Outdoor	82,890	89,187	(7.1)%
International Outdoor	19,241	31,039	(38.0)%
Other	1,630	6,529	(75.0)%
Corporate	(76,389)	(74,785)	2.1%
Eliminations	(901)	—

Consolidated OIBDAN, excluding movements in foreign exchange	$232,162	$294,781	(21.2)%

Revenue excluding effects of foreign exchange and revenue from outdoor markets and businesses sold
Americas Outdoor	$276,603	$275,915	0.2%
International Outdoor	279,494	271,145	3.1%
Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,340,693	$1,319,844	1.6%
OIBDAN excluding effects of foreign exchange and revenue from outdoor markets and businesses sold
Americas Outdoor	$82,407	$86,643	(4.9)%
International Outdoor	19,241	24,839	(22.5)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$231,679	$286,037	(19.0)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]

See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii); direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) consolidated and outdoor revenues, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding the effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

First Quarter 2017 Results

Consolidated

Consolidated revenue decreased $32.5 million, or 2.4%, during the first quarter of 2017 as compared to the first quarter of 2016. Revenue growth from our iHM business was partially offset by lower revenue generated by our Americas and International outdoor businesses as a result of the sales of certain U.S. outdoor markets and international businesses. Consolidated revenue increased $20.8 million, or 1.6%, after adjusting for a $12.8 million impact from movements in foreign exchange rates and the $40.6 million impact of outdoor markets and businesses sold in 2016.

Consolidated direct operating and SG&A expenses increased $29.6 million, or 3.0%, during the first quarter of 2017 as compared to the first quarter of 2016. Consolidated direct operating and SG&A expenses increased $73.6 million, or 7.7%, in the first quarter after adjusting for a $11.7 million impact of movements in foreign exchange rates and the $32.2 million impact from the sale of the outdoor markets and businesses.

Consolidated operating income decreased $306.7 million, or 72.9%, during the first quarter of 2017 as compared to the first quarter of 2016, primarily due to the net gain of $278.3 million on the sale of non-strategic Americas outdoor markets in the first quarter of 2016 compared to the net gain of $28.6 million on the sale of our Americas outdoor Indianapolis market in the first quarter of 2017.

The Company’s OIBDAN decreased 21.3% to $232.1 million during the first quarter of 2017 as compared to the first quarter of 2016. After adjusting for the movements in foreign exchange rates and the impact of the sale of outdoor markets and businesses, the Company’s OIBDAN decreased 19.0% in the first quarter of 2017, compared to the same period in 2016.

Included in the 2017 first quarter operating income and OIBDAN were $10.3 million of direct operating and SG&A expenses and $1.6 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $5.8 million and $0.7 million of such expenses in the prior year, respectively.

iHeartMedia

iHeartMedia revenues increased $18.3 million, or 2.5%, during the first quarter 2017 as compared to the first quarter 2016, driven primarily by increases in trade and barter, sponsorship and other revenues surrounding our live events, and digital, as well as our core radio business. These increases were partially offset by a decrease in political advertising revenues and lower revenue from our traffic and weather business.

Direct operating and SG&A expenses increased $55.4 million, or 11.2%, during the first quarter 2017 as compared to the first quarter 2016 primarily due to higher trade and barter, higher programming costs, investments in national and digital sales capabilities, higher variable compensation related to higher revenue and higher music royalty and licensing costs.

Operating income decreased 19.8% to $147.7 million, and OIBDAN decreased 15.3% to $205.7 million for the first quarter of 2017 as compared to the first quarter of 2016. Each of operating income and OIBDAN for 2017 includes $3.2 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $3.5 million in the 2016 period.

Americas Outdoor

Americas outdoor revenues decreased $3.1 million, or 1.1%, during the first quarter of 2017 as compared to the first quarter of 2016. Revenues increased $0.7 million, or 0.2%, after adjusting for a $1.4 million impact from movements in foreign exchange rates and a $5.2 million impact from the sale of non-strategic markets.

Direct operating and SG&A expenses increased $3.2 million, or 1.7%, during the first quarter of 2017 as compared to the first quarter of 2016. Direct operating and SG&A expenses increased $4.9 million, or 2.6%, after adjusting for a $1.4 million impact from movements in foreign exchange rates and the $3.1 million impact from the sale of non-strategic markets.

Operating income decreased 12.8% to $37.6 million during the first quarter of 2017 as compared to the first quarter of 2016, resulting primarily from the sale of the non-strategic markets in the first quarter of 2016. OIBDAN decreased $6.3 million, or 7.1%. OIBDAN decreased $4.2 million, or 4.9%, during the first quarter 2017, after adjusting for the $2.0 million impact from the sale of non-strategic markets. Operating income and OIBDAN in the first quarter of 2017 each included $0.6 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $1.1 million in the 2016 period.

International Outdoor

International outdoor revenues decreased $41.2 million, or 13.4%, during the first quarter of 2017 as compared to the first quarter of 2016. Revenues increased $8.3 million, or 3.1%, after adjusting for a $14.2 million impact from movements in foreign exchange rates and the $35.4 million impact from the sale of our businesses in Turkey and Australia. The increase is primarily due to growth across several markets including Spain, the United Kingdom and Switzerland, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $28.3 million, or 10.3%, during the first quarter of 2017 as compared to the first quarter of 2016. Direct operating and SG&A expenses increased $13.9 million, or 5.7%, after adjusting for a $13.1 million impact from movements in foreign exchange rates and the $29.1 million impact from the sale of our businesses in Turkey and Australia. Direct operating and SG&A expenses increased primarily due to higher site lease and production expenses in countries experiencing revenue growth.

Operating loss increased 82.9% to $(12.5) million during the first quarter of 2017 as compared to the first quarter of 2016. OIBDAN decreased $12.9 million, or 41.5%. OIBDAN decreased $5.6 million, or 22.5%, during the first quarter 2017, after adjusting for a $1.1 million impact from movements in foreign exchange rates and the $6.2 million impact from the sale of our businesses in Turkey and Australia. Operating income and OIBDAN in the first quarter of 2017 each include $2.9 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.9 million in the 2016 period.

Liquidity and Financial Position

As of March 31, 2017, we had $365.0 million of cash on our balance sheet, including $200.6 million of cash held by our subsidiary, CCOH. A total of $150.7 million of our cash is held outside the U.S. For the three months ended March 31, 2017, cash used for operating activities was $429.0 million, cash used for investing activities totaled $0.3 million, cash used for financing activities was $54.6 million, and the effect of exchange rate changes on cash totaled $3.8 million. The net decrease in cash from December 31, 2016 was $480.0 million.

Capital expenditures for the three months ended March 31, 2017 were $51.0 million compared to $56.8 million in the three months ended March 31, 2016. We estimate capital expenditures for 2017 to be between $300 million and $325 million.

As of March 31, 2017, we had borrowed $305.0 million and had $38.3 million of outstanding letters of credit under iHeartCommunications’ receivables based credit facility. As of March 31, 2017, this facility had a borrowing base of $421.2 million, resulting in $77.9 million of excess availability. However, any incremental borrowing under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements. On January 31, 2017, we repaid $25.0 million on iHeartCommunications’ receivables based credit facility.

On February 7, 2017, iHeartCommunications completed an exchange offer of $234.9 million principal amount of its 10.0% Senior Notes due 2018 for $234.9 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

On February 9, 2017, CCOH declared a special dividend of $282.5 million using a portion of the proceeds from the sales of certain non-strategic U.S. outdoor markets and of our Australia business, which was paid on February 23, 2017. We received 89.9% of the dividend or approximately $254.0 million, with the remaining 10.1% or approximately $28.5 million, paid to public stockholders of CCOH.

On March 15, 2017, iHeartCommunications commenced exchange offers to exchange certain series of its outstanding debt securities for new securities of the Company, iHeartCommunications and CC Outdoor Holdings, Inc., a wholly-owned subsidiary of the Company, and concurrent consent solicitations with respect to the terms of the existing notes. On March 15, 2017, the Company also commenced offers to amend its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility and/or issue new securities of the Company, CC Outdoor Holdings, Inc., Broader Media, LLC and/or iHeartCommunications to participating lenders.

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and, except as otherwise disclosed in our Quarterly Report on Form 10-Q filed on May 4, 2017, the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of March 31, 2017.

For the year ended December 31, 2016, we adopted a new accounting standard that requires us to evaluate on a quarterly basis whether there is substantial doubt about our ability to continue as a going concern for a period of 12 months following the date our financial statements are issued. A substantial amount of our cash requirements are for debt service obligations. Although we have generated operating income, we incurred net losses and had negative cash flows from operations for the years ended December 31, 2016 and 2015, as well as for the quarter ended March 31, 2017. Our current operating plan indicates we will continue to incur net losses and generate negative cash flows from operating activities given iHeartCommunications’ indebtedness and related interest expense. During the quarter ended March 31, 2017, we spent $570.4 million of cash on payments of principal and interest on our debt, net of facility draws and proceeds received, and anticipate having approximately $1.7 billion of cash interest payment obligations for the full year 2017. At March 31, 2017, we had debt maturities totaling $316.5 million, $324.2 million and $8,369.0 million in 2017, 2018 and 2019, respectively. Our debt maturities at March 31, 2017 include $305.0 million outstanding under our receivables based credit facility, which matures on December 24, 2017, and $112.1 million of 10% Senior Notes due January 15, 2018. Based on the significance of the forecasted future negative cash flows, including the maturities of the $305.0 million receivables based credit facility and the $112.1 million 10% Senior Notes due January 15, 2018, and the uncertainty of the outcomes of the notes exchange offers and term loan offers, management has determined that there is substantial doubt as to our ability to continue as a going concern for a period of 12 months following May 4, 2017 as a result of uncertainty around our ability to refinance or extend the maturity of our receivables based credit facility, to achieve our forecasted results and to achieve sufficient cash interest savings from the pending notes exchange offers and term loan offers.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on May 4, 2017, at 8:30 a.m. Eastern Time. The conference call number is (800) 398-9386 (U.S. callers) and (612) 332-0418 (International callers) and the passcode for both is 422506. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 422506. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2017	2016
Revenue	$1,329,322	$1,361,798
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	571,262	566,664
Selling, general and administrative expenses (excludes depreciation and amortization)	450,619	425,568
Corporate expenses (excludes depreciation and amortization)	78,362	77,859
Depreciation and amortization	146,106	155,456
Other operating income, net	31,084	284,463

Operating income	114,057	420,714
Interest expense	455,337	463,950
Equity in loss of nonconsolidated affiliates	(242)	(433)
Other expense, net	(15,374)	(5,712)

Loss before income taxes	(356,896)	(49,381)
Income tax expense	(30,684)	(9,493)

Consolidated net loss	(387,580)	(58,874)
Less: Amount attributable to noncontrolling interest	635	29,622

Net loss attributable to the Company	$(388,215)	$(88,496)

For the three months ended March 31, 2017, foreign exchange rate movements decreased the Company’s revenues by $12.8 million, decreased direct operating expenses by $9.1 million and SG&A expenses by $2.6 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2017 and December 31, 2016:

(In millions)	March 31, 2017	December 31, 2016
Cash	$365.0	$845.0
Total Current Assets	1,942.5	2,504.7
Net Property, Plant and Equipment	1,922.6	1,948.2
Total Assets	12,273.7	12,862.2
Current Liabilities (excluding current portion of long-term debt)	1,134.1	1,331.7
Long-term Debt (including current portion of long-term debt)	20,370.5	20,365.0
Shareholders’ Deficit	(11,291.3)	(10,885.5)

TABLE 3 - Total Debt

At March 31, 2017 and December 31, 2016, iHeartMedia, Inc. had total debt of:

(In millions)	March 31, 2017	December 31, 2016
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	305.0	330.0
Priority Guarantee Notes	6,509.7	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	20.8	21.0

Total Secured Debt	13,135.5	12,925.8
Senior Notes due 2021	1,746.5	1,729.2
iHeartCommunications Legacy Notes[1]	475.0	475.0
Senior Notes due 2018	112.1	347.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	27.2	28.0
Purchase accounting adjustments and original issue discount	(161.0)	(167.0)
Long-Term Debt Fees	(114.8)	(123.0)

Total long-term debt (including current portion of long-term debt)	$20,370.5	$20,365.0

[1]	Net of $57.1 million of outstanding Legacy Notes held by a subsidiary of iHeartCommunications.

On February 7, 2017, iHeartCommunications completed an exchange offer of $234.9 million principal amount of its 10.0% Senior Notes due 2018 for $234.9 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

On January 31, 2017, iHeartCommunications prepaid $25.0 million of the amount borrowed under its receivables based credit facility, bringing its total outstanding borrowings under this facility to $305.0 million.

The current portion of long-term debt was $435.9 million and $342.9 million as of March 31, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold; (iii) revenues excluding political advertising revenues and (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets, in the second quarter of 2016, the Company sold its business in Turkey and in the fourth quarter of 2016, the Company sold its business in Australia. In the first quarter of 2017, the Company sold its Indianapolis market. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold, for the consolidated Company and the Americas and International outdoor segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue excluding the effects of political revenue provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses excluding the effects of non-cash compensation expenses and the effects of foreign exchange rates is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii); direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) consolidated and outdoor revenues, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding the effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment, to Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended March 31, 2017
iHM	$205,691	$—	$205,691	$—	$58,037	$—	$—	$147,654
Americas Outdoor	82,890	(29)	82,861	—	45,295	—	—	37,566
International Outdoor	19,241	(1,081)	18,160	—	30,673	—	—	(12,513)
Other	1,630	—	1,630	—	3,369	—	—	(1,739)
Corporate	(76,389)	1,086	(75,303)	3,059	8,732	—	—	(87,094)
Other operating income, net	—	—	—	—	—	—	(31,084)	31,084
Eliminations	(901)	—	(901)	—	—	—	—	(901)

Consolidated	$232,162	$(24)	$232,138	$3,059	$146,106	$—	$(31,084)	$114,057

Three Months Ended March 31, 2016
iHM	$242,811	$—	$242,811	$—	$58,817	$—	$—	$183,994
Americas Outdoor	89,187	—	89,187	—	46,116	—	—	43,071
International Outdoor	31,039	—	31,039	—	37,880	—	—	(6,841)
Other	6,529	—	6,529	—	3,616	—	—	2,913
Corporate	(74,785)	—	(74,785)	3,074	9,027	—	—	(86,886)
Other operating expense, net	—	—	—	—	—	—	(284,463)	284,463

Consolidated	$294,781	$—	$294,781	$3,074	$155,456	$—	$(284,463)	$420,714

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$1,329,322	$1,361,798	(2.4)%
Excluding: Foreign exchange decrease	12,820	—

Consolidated revenue, excluding effects of foreign exchange	$1,342,142	$1,361,798	(1.4)%

Americas Outdoor revenue	$279,420	$282,528	(1.1)%
Excluding: Foreign exchange decrease	(1,368)	—

Americas Outdoor revenue, excluding effects of foreign exchange	$278,052	$282,528	(1.6)%

International Outdoor revenue	$265,306	$306,486	(13.4)%
Excluding: Foreign exchange decrease	14,188	—

International Outdoor revenue, excluding effects of foreign exchange	$279,494	$306,486	(8.8)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated direct operating and SG&A expenses	$1,021,881	$992,232	3.0%
Excluding: Foreign exchange decrease	11,710	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange	$1,033,591	$992,232	4.2%

Americas Outdoor direct operating and SG&A expenses	$196,559	$193,341	1.7%
Excluding: Foreign exchange decrease	(1,397)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$195,162	$193,341	0.9%

International Outdoor direct operating and SG&A expenses	$247,146	$275,447	(10.3)%
Excluding: Foreign exchange decrease	13,107	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$260,253	$275,447	(5.5)%

Reconciliation of Revenues, excluding Political Advertising Revenues, to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$1,329,322	$1,361,798	(2.4)%
Excluding: Political revenue	(3,822)	(15,826)

Consolidated revenue, excluding effects of political revenue	$1,325,500	$1,345,972	(1.5)%

iHM revenue	$757,173	$738,886	2.5%
Excluding: Political revenue	(2,609)	(11,665)

iHM revenue excluding, effects of political revenue	$754,564	$727,221	3.8%

Americas Outdoor revenue	$279,420	$282,528	(1.1)%
Excluding: Political revenue	(716)	(400)

Americas Outdoor revenue, excluding effects of political revenue	$278,704	$282,128	(1.2)%

Other revenue	$29,271	$34,183	(14.4)%
Excluding: Political revenue	(497)	(3,761)

Other revenue, excluding effects of political revenue	$28,774	$30,422	(5.4)%

Reconciliation of Corporate Expenses, excluding Non-cash compensation expenses and effects of foreign exchange Rates, to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Corporate Expense	$78,362	$77,859	0.6%
Excluding: Non-cash compensation expense	(3,059)	(3,074)

Corporate Expense, excluding non-cash compensation expense	$75,303	$74,785	0.7%
Excluding: Foreign exchange decrease	1,086	—

Corporate Expense, excluding non-cash compensation expense and movements in foreign exchange	$76,389	$74,785	2.1%

Reconciliation of Consolidated and Outdoor Revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated revenue	$1,329,322	$1,361,798	(2.4)%
Excluding: Revenue from outdoor markets and businesses sold	(1,449)	(41,954)
Excluding: Foreign exchange decrease	12,820	—

Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,340,693	$1,319,844	1.6%

Americas Outdoor revenue	$279,420	$282,528	(1.1)%
Excluding: Revenue from non-strategic markets sold	(1,449)	(6,613)
Excluding: Foreign exchange decrease	(1,368)	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$276,603	$275,915	0.2%

International Outdoor revenue	$265,306	$306,486	(13.4)%
Excluding: Revenue from businesses sold	—	(35,341)
Excluding: Foreign exchange decrease	14,188	—

International Outdoor revenue, excluding effects of foreign exchange and revenue from businesses sold	$279,494	$271,145	3.1%

Reconciliation of Consolidated and Outdoor Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated direct operating and SG&A expenses	$1,021,881	$992,232	3.0%
Excluding: Operating expenses from outdoor markets and businesses sold	(966)	(33,210)
Excluding: Foreign exchange decrease	11,710	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from outdoor markets and businesses sold	$1,032,625	$959,022	7.7%

Americas Outdoor direct operating and SG&A expenses	$196,559	$193,341	1.7%
Excluding: Operating expenses from non-strategic markets sold	(966)	(4,069)
Excluding: Foreign exchange decrease	(1,397)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$194,196	$189,272	2.6%

International Outdoor direct operating and SG&A expenses	$247,146	$275,447	(10.3)%
Excluding: Operating expenses from businesses sold	—	(29,141)
Excluding: Foreign exchange decrease	13,107	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$260,253	$246,306	5.7%

Reconciliation of Consolidated and Outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Operating income

(In thousands)	Three Months Ended March 31,		% Change
	2017	2016
Consolidated operating income	$114,057	$420,714	(72.9)%
Excluding: Revenue, direct operating and SG&A expenses from outdoor markets and businesses sold	(483)	(8,744)
Excluding: Foreign exchange decrease	24	—
Excluding: Non-cash compensation expenses	3,059	3,074
Excluding: Depreciation and amortization	146,106	155,456
Excluding: Other operating (income) expense, net	(31,084)	(284,463)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from outdoor markets and businesses sold	$231,679	$286,037	(19.0)%

Americas Outdoor operating income	$37,566	$43,071	(12.8)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	(483)	(2,544)
Excluding: Foreign exchange decrease	29	—
Excluding: Depreciation and amortization	45,295	46,116

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$82,407	$86,643	(4.9)%

International Outdoor operating income	$(12,513)	$(6,841)	82.9%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(6,200)
Excluding: Foreign exchange decrease	1,081	—
Excluding: Depreciation and amortization	30,673	37,880

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$19,241	$24,839	(22.5)%

About iHeartMedia, Inc.

iHeartMedia, Inc. (PINK: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 160 local markets through 856 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 590,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and liquidity-generating transactions to make payments on its indebtedness; the Company’s ability to continue as a going concern; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk

Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.